EXHIBIT 12

                         THE BANK OF NEW YORK COMPANY, INC.
                        Ratios of Earnings to Fixed Charges
                                (Dollars in millions)

                                            Three Months Ended  Six Months Ended
                                                  June 30,           June 30,
                                            ------------------ ------------------
                                              2004      2003     2004      2003
                                            --------  -------- --------  --------
EARNINGS
--------
Income Before Income Taxes                  $    565  $    451 $  1,038  $    903
Fixed Charges, Excluding Interest
  on Deposits                                     70        74      138       127
                                            --------  -------- --------  --------

Income Before Income Taxes and Fixed
  Charges, Excluding Interest on Deposits        635       525    1,176     1,030
Interest on Deposits                             126       138      244       284
                                            --------  -------- --------  --------

Income Before Income Taxes and Fixed
  Charges, Including Interest on Deposits   $    761  $    663 $  1,420  $  1,314
                                            ========  ======== ========  ========

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                               $     54  $     60 $    107  $    103
One-Third Net Rental Expense*                     16        14       31        24
                                            --------  -------- --------  --------
Total Fixed Charges, Excluding Interest
  on Deposits                                     70        74      138       127
Interest on Deposits                             126       138      244       284
                                            --------  -------- --------  --------
Total Fixed Charges, Including Interest
  on Deposits                               $    196  $    212 $    382  $    411
                                            ========  ======== ========  ========

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                  9.07x     7.09x    8.52x     8.11x
Including Interest on Deposits                  3.88      3.13     3.72      3.20



*The proportion deemed representative of the interest factor.